PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)          REGISTRATION NO.  333-33362



                          [SEMICONDUCTOR HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                         Share         Primary
                      Name of Company                     Ticker        Amounts    Trading Market
         -------------------------------------------      ------        -------    --------------
         Advanced Micro Devices. Inc.                      AMD             4            NYSE
         Altera Corporation                                ALTR            6           NASDAQ
         Amkor Technology, Inc.                            AMKR            2           NASDAQ
         Analog Devices, Inc.                              ADI             6            NYSE
         Applied Materials, Inc.                           AMAT           26           NASDAQ
         Atmel Corporation                                 ATML            8           NASDAQ
         Broadcom Corporation                              BRCM            2           NASDAQ
         Intel Corporation                                 INTC           30           NASDAQ
         KLA-Tencor Corporation                            KLAC            3           NASDAQ
         Linear Technology Corporation                     LLTC            5           NASDAQ
         LSI Logic Corporation                             LSI             5            NYSE
         Maxim Integrated Products, Inc.                   MXIM            5           NASDAQ
         Micron Technology, Inc.                            MU             9            NYSE
         National Semiconductor Corporation                NSM             3            NYSE
         Novellus Systems, Inc.                            NVLS            2           NASDAQ
         SanDisk Corporation                               SNDK            1           NASDAQ
         Teradyne, Inc.                                    TER             3            NYSE
         Texas Instruments, Inc.                           TXN            22            NYSE
         Vitesse Semiconductor Corporation                 VTSS            3           NASDAQ
         Xilinx, Inc.                                      XLNX            5           NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.